                                 EXHIBIT 10.18
                                 -------------





                         NU HORIZONS ELECTRONICS CORP.
                                (the "Borrower")
                             a Delaware corporation
                    having its principal executive office at
                                 70 Maxess Road
                            Melville, New York 11747

                                      AND

                               MELLON BANK, N.A.
                          (as "Agent" and as a "Bank")
                         a national banking association
                              having an office at
                               701 Market Street
                        Philadelphia, Pennsylvania 19103

                                      AND

                          KEYBANK NATIONAL ASSOCIATION
                                   (a "Bank")
                         a national banking association
                              having an office at
                               127 Public Square
                             Cleveland, Ohio 44114


                                 LOAN AGREEMENT
                            DATED AS OF MAY 23, 1997

                               TABLE OF CONTENTS
                               -----------------

Section                                Headings                          Page
-------                                --------                          -----

SECTION 1.     DEFINITIONS................................................ (1)
               -----------

1.1            Defined Terms.............................................. (1)
               -------------

1.2            Accounting Terms........................................... (7)
               ----------------

SECTION 2.     AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS........... (7)
               ------------------------------------------------

2.1            Revolving Credit Commitments............................... (7)
               ----------------------------

2.2            Revolving Credit Loans..................................... (8)
               ----------------------

2.3            Revolving Credit Notes..................................... (8)
               ----------------------

2.4            Interest................................................... (9)
               --------

2.5            Procedure for Revolving Credit Borrowing................... (9)
               ----------------------------------------

2.6            Conversion and Renewals....................................(10)
               -----------------------

2.7            Suspension of LIBOR Rate...................................(11)
               ------------------------

2.8            Applicable Margin; Periods, Etc............................(11)
               -------------------------------

2.9            Commitment Fee.............................................(12)
               --------------

2.10           Additional Compensation in Certain Circumstances...........(12)
               ------------------------------------------------

2.11           Termination or Reduction of Commitment.....................(14)
               --------------------------------------

2.12           Prepayment.................................................(15)
               ----------

2.13           Payments...................................................(15)
               --------

2.14           Pro Rata Treatment.........................................(16)
               ------------------

2.15           Sharing of Setoffs.........................................(17)
               ------------------

                                      (i)

2.16           Use of Proceeds............................................(17)
               ---------------

2.17           Issuance of Letters of Credit..............................(18)
               -----------------------------

2.18           Actions of Agent...........................................(18)
               ----------------

2.19           Indemnity as to Letters of Credit..........................(18)
               ---------------------------------

2.20           Letter of Credit Fees......................................(19)
               ---------------------

2.21           Acceptance Drafts..........................................(19)
               -----------------

2.22           Payment in Respect of Letters of Credit and Acceptances;
               --------------------------------------------------------
               Reimbursement..............................................(20)
               -------------

2.23           Ineligibility of Acceptance Drafts.........................(23)
               ----------------------------------

SECTION 3.     REPRESENTATIONS AND WARRANTIES.............................(24)
               ------------------------------

3.1            Financial Condition........................................(24)
               -------------------

3.2            No Change..................................................(24)
               ---------

3.3            Corporate Existence; Compliance with Law;
               ----------------------------------------
               Subsidiaries...............................................(24)
               ------------

3.4            Corporate Power; Authorization; Enforceable Obligations....(25)
               --------------------------------------------------------

3.5            Legal Bar..................................................(25)
               ---------

3.6            No Material Litigation.....................................(25)
               ----------------------

3.7            No Default.................................................(25)
               ----------

3.8            No Burdensome Restrictions.................................(26)
               --------------------------

3.9            Federal Regulations........................................(26)
               -------------------

3.10           Environmental Regulation...................................(26)
               ------------------------

3.11           Title to Properties........................................(27)
               -------------------

                                     (ii)

3.12           Taxes......................................................(27)
               -----

3.13           ERISA......................................................(27)
               -----

3.14           Operation of Business......................................(27)
               ---------------------

SECTION 4.     CONDITIONS PRECEDENT.......................................(28)
               --------------------

4.1            Conditions to Initial Revolving Credit Loan................(28)
               -------------------------------------------

SECTION 5.     AFFIRMATIVE COVENANTS......................................(30)
               ---------------------

5.1            Information................................................(31)
               -----------

5.2            Corporate Existence; Continuance of Business...............(33)
               --------------------------------------------

5.3            Payment of Obligations.....................................(33)
               ----------------------

5.4            Insurance..................................................(34)
               ---------

5.5            Payment of Indebtedness and Performance of Obligations.....(34)
               ------------------------------------------------------

5.6            Condition of Property......................................(34)
               ---------------------

5.7            Observance of Legal Requirements...........................(34)
               --------------------------------

5.8            Books and Records..........................................(34)
               -----------------

5.9            Inspection.................................................(34)
               ----------

5.10           Compliance with Environmental Laws; Indemnity..............(35)
               ---------------------------------------------

5.11           Agent's Fee................................................(35)
               -----------

SECTION 6.     FINANCIAL COVENANTS........................................(35)
               -------------------

6.1            Quick Ratio................................................(35)
               -----------

6.2            Leverage Ratio.............................................(36)
               --------------

6.3            Tangible Net Worth.........................................(36)
               -------------------

6.4            Liabilities to Tangible Net Worth..........................(36)
               ---------------------------------

                                    (iii)

SECTION 7.     NEGATIVE COVENANTS.........................................(37)
               ------------------

7.1            Indebtedness for Borrowed Money............................(37)
               -------------------------------

7.2            Liens......................................................(37)
               -----

7.3            Loans and Investments......................................(37)
               ---------------------

7.4            Fundamental Changes........................................(38)
               -------------------

7.5            Contingent Liabilities.....................................(38)
               ----------------------

7.6            Sales of Receivables; Sale - Leasebacks....................(38)
               ---------------------------------------

7.7            Lease Payments.............................................(38)
               --------------

7.8            Dividends..................................................(39)
               ---------

7.9            Supply and Purchase Contracts..............................(39)
               -----------------------------

7.10           Nature of Business.........................................(39)
               ------------------

7.11           Stock of Subsidiaries......................................(39)
               ---------------------

7.12           Liabilities of Subsidiaries................................(39)
               ---------------------------

7.13           Transactions with Affiliates...............................(39)
               ----------------------------

7.14           ERISA......................................................(40)
               -----

7.15           Change of Management.......................................(40)
               --------------------

SECTION 8.     EVENTS OF DEFAULT..........................................(40)
               -----------------

SECTION 9.     AGENT......................................................(43)
               -----

SECTION 10.    MISCELLANEOUS..............................................(46)
               -------------

10.1           Notices....................................................(46)
               -------

10.2           Survival of Agreement......................................(47)
               ---------------------

                                     (iv)

10.3           Successors and Assigns: Participations.....................(47)
               --------------------------------------

10.4           Expenses: Indemnity........................................(51)
               -------------------

10.5           Applicable Law.............................................(51)
               --------------

10.6           Right of Setoff............................................(51)
               ---------------

10.7           Payments on Business Days..................................(52)
               -------------------------

10.8           Waivers; Amendments........................................(52)
               -------------------

10.9           Severability...............................................(53)
               ------------

10.10          Entire Agreement; Waiver of Jury Trial, Etc................(53)
               -------------------------------------------

10.11          Confidentiality............................................(53)
               ---------------

10.12          Submission to Jurisdiction.................................(54)
               --------------------------

10.13          Further Assurances.........................................(55)
               ------------------

10.14.         Counterparts...............................................(55)
               ------------

10.15.         Headings...................................................(55)
               --------

SCHEDULE I     Revolving Credit Commitments (Section 2.1).................(58)
----------     ------------------------------------------

               Liens (Section 7.2)........................................(58)
               -------------------

                                      (v)

          LOAN AGREEMENT dated as of May 23, 1997, by and among NU HORIZONS ELECTRONICS CORP., a Delaware corporation, having its principal executive office at 70 Maxess Road, Melville, New York (the "Borrower"), MELLON BANK, N.A., a national banking association having an office at 701 Market Street, Philadelphia, Pennsylvania 19103 ("Mellon"), KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 127 Public Square, Cleveland, Ohio 44114 ("Key") (Mellon and Key, collectively, the "Banks") and MELLON BANK, N.A., as agent for the Banks (the "Agent").

                             W I T N E S S E T H :

                            SECTION 1.  DEFINITIONS
                                        -----------

           1.1  Defined Terms.  As used herein, the following terms shall have
                -------------
the following meanings:

          "Acceptance Drafts" shall have the meaning set forth in Section 2.21
           -----------------
hereof.

          "Acceptance Draft Exposure" shall mean at any time the sum of (a) the
           -------------------------
aggregate face amount of Acceptance Drafts outstanding and (b) the aggregate amount of all payments in respect of Acceptance Drafts for which the Agent or the Banks shall not have been reimbursed as provided in Section 2.22 hereof.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York, New York or Philadelphia, Pennsylvania, are required or permitted by law to close.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

          "CERCLIS" shall mean the Comprehensive Environmental Response
           -------
Compensation Liability Information System List.

          "Commitment Period" shall mean the period from and including the date
           -----------------
hereof to, but not including, the Termination

Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

          "Contractual Obligations" shall mean as to any Person, any provision
           -----------------------
of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" shall mean any of the events specified in Section 8 hereof,
           -------
whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied or given, as the case may be.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------
States of America.

          "Environmental Laws" shall mean all applicable federal, state or local
           ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

          "ERISA Affiliate" shall mean any trade or business (whether or not
           ---------------
incorporated) which together with the Borrower or its Subsidiaries would be treated as a single employer under Section 4001 of ERISA.

          "Event of Default" shall mean any of the events specified in Section 8
           ----------------
hereof, provided that any requirement for the giving of notice, the lapse of time, or both, of any other condition, has been satisfied.

          "Funded Debt" means, on a consolidated basis with respect to the
           -----------
Borrower and the Guarantors, without duplication, (i) indebtedness for borrowed money, (ii) obligations to pay the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business which are not

                                      (2)
overdue), (iii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iv) obligations evidenced by bonds, debentures, notes or equivalent instruments and (v) reimbursement obligations in respect of drawings made under letters of credit.

          "GAAP" shall mean generally accepted accounting principles applied in
           ----
a manner consistent with that employed in the preparation of the Borrower's certified annual consolidated financial statements for the fiscal year ending February 28, 1996.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "Guarantee" shall mean a Guarantee on the Agent's standard form
           ---------
executed by a Guarantor (collectively, "Guarantees").

          "Guarantors" shall mean NIC Components Corp., Nu Horizons
           ----------
International Corp., Nu Visions Manufacturing, Inc. and Nu Horizons/Merit Electronics Corp. and each other Subsidiary of the Borrower or of a Guarantor whether now existing or hereafter formed or acquired.

          "Hazardous Materials" shall mean:  (a) any "hazardous substance" as
           -------------------
defined by CERCLA; (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act; (c) any petroleum product; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

          "Interest Period" shall mean with respect to any LIBOR Rate Loan, the
           ---------------
period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to Section 2.5 hereof on the numerically corresponding day in the first, second, third,

                                      (3)
sixth, ninth or twelfth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that: (a) no Interest Period may extend beyond the Termination Date; and (b) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

          "Letter of Credit" or "Letters of Credit" shall mean letters of credit
           ----------------------------------------
issued by the Agent pursuant to Section 2.17 hereof for the accounts of the Borrower.

          "Letter of Credit Exposure" shall mean at any time the sum of (a) the
           --------------------------
aggregate undrawn amount of all outstanding Letters of Credit and (b) the aggregate amount of all drawings under Letters of Credit for which the Agent or the Banks shall not have been reimbursed as provided in Section 2.22 hereof.

          "Leverage Ratio" shall mean with respect to the Borrower and its
           --------------
Subsidiaries on a consolidated basis the ratio of Funded Debt (including Subordinated Debt) to EBITDA (earnings before income, taxes, depreciation and amortization) on a rolling four quarters basis.

          "LIBOR Rate" shall mean for any day for each proposed or existing
           ----------
Interest Period the rate per annum determined by the Agent by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (A) the rate of interest (which shall be the same for each day of such Interest Period) determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to such LIBOR Rate Loan and having maturities comparable to such Interest Period by (B) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage.

                                      (4)

          "LIBOR Rate Loan" shall mean any Revolving Credit Loan when and to the
           ---------------
extent that the interest rate therefor is determined by reference to the LIBOR Rate.

          "LIBOR Rate Reserve Percentage" shall mean for any day the maximum
           -----------------------------
effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction pursuant to any of the types of security interests referred to herein).

          "Loan Documents" shall mean, collectively, this Agreement, the
           --------------
Revolving Credit Notes, documents executed in connection with a Letter of Credit or an Acceptance Draft, the Guarantees, and any other documents executed by the Borrower or the Guarantors in connection herewith.

          "London Business Day" shall mean a day for dealing in deposits in
           -------------------
Dollars by and among banks in the London interbank market which is also a Business Day.

          "Margin" means if the Leverage Ratio as reflected in the financial
           ------
statements delivered pursuant to Section 5.1 hereof, is (i) less than 1.85:1,
 .575% per annum; (ii) equal to or greater than 1.85:1 but less than 2.50:1, .75% per annum and (iii) equal to or greater than 2.50:1 but less than 2.75:1, 1.125% per annum,

                                      (5)
provided, however, if the Borrower fails to provide the relevant financial statements by the beginning of the corresponding Margin periods set forth in
Section 2.8 hereof, the Margin shall be deemed to be 1.125% per annum until the delivery of the relevant financial statements.

          "Multiemployer Plan" shall mean any Plan described in Section
           ------------------
4001(a)(3) of ERISA.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Acquisition" shall mean an acquisition by the Borrower or
           ---------------------
any Subsidiary by merger, consolidation or by purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an "Acquisition") if all of the following conditions are met:

          (i) the purchase price for such Acquisition inclusive of any indebtedness incurred or assumed in connection therewith does not exceed fifteen (15%) percent of the Borrower's consolidated tangible net worth as reflected in the most recent audited financial statements delivered pursuant to Section 5.1;

         (ii) The Agent and the Banks shall have received at least three (3) years of historical financial statements of such Person (or, if such Person has been in business for less than three (3) years, financial statements for such lesser number of years) and a set of projections setting forth in reasonable detail (with those stated assumptions set forth below) the pro forma effect of the Acquisition and showing compliance by the Borrower with all covenants set forth in this Agreement for the next succeeding three (3) years. The projections to be delivered hereunder shall include and specify the assumptions used to prepare such projections regarding growth of sales, margins

                                      (6)
              on sales and cost savings resulting from the Acquisition; and

        (iii) The Agent and the Banks shall have received a certificate signed by the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to the Acquisition: (a) all representations and warranties contained in the Loan Documents will remain true and correct except those, if any, made as of a specific time which shall have been true and correct when made, (b) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of the Acquisition.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

          "Plan" shall mean any plan of a type described in Section 4021(a) of
           ----
ERISA in respect of which the Borrower or any of its Subsidiaries is an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" shall mean and refer to the per annum interest rate
           ----------
announced from time to time by the Agent as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by the Agent and is not dependent upon the interest rate which the Agent may charge any particular class of borrower.

          "Prime Rate Loan" shall mean any Revolving Credit Loan when and to the
           ---------------
extent that the interest rate therefor is determined by reference to the Prime Rate.

          "Reportable Event" shall mean any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder.

          "Requirements of Law" shall mean as to any Person, the certificate of
           -------------------
incorporation and by-laws or other organizational or

                                      (7)
governing documents of such Person, and any material law, treaty, rule or regulation, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Commitment" shall mean, with respect to each Bank,
           ---------------------------
the obligation of such Bank to make Revolving Credit Loans to the Borrower during the Commitment Period pursuant to the terms hereof as such Commitment is described in Section 2.1 hereof.

          "Revolving Credit Loan" shall mean a loan made pursuant to the terms
           ---------------------
of Section 2.2 hereof.

          "Revolving Credit Note" or "Revolving Credit Notes" shall mean the
           ---------------------      ----------------------
Revolving Credit Notes referred to in Section 2.3 hereof in the form of Exhibit "A" hereto.

          "Subordinated Indebtedness" shall mean indebtedness of the Borrower
           -------------------------
subordinated in right of payment to the Revolving Credit Loans pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Agent and the Banks.

          "Subsidiary" shall mean as to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Termination Date" shall mean May 23, 2001 or, if such date is not a
           ----------------
Business Day, the Business Day next succeeding such date.

          "Total Revolving Credit Commitment" shall mean the sum of the Banks'
           ---------------------------------
Revolving Credit Commitments, as the same may be reduced from time to time in accordance with Section 2.11 hereof.

          1.2  Accounting Terms.  As used herein and in any certificate or other
               ----------------
documents made or delivered pursuant hereto,

                                      (8)
accounting terms not specifically defined herein shall have the respective meanings given to them under GAAP.


          SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS
                      ------------------------------------------------

          2.1  Revolving Credit Commitments.  Subject to the terms and
               ----------------------------
conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time from the date hereof to the Termination Date, or until the earlier termination of its Revolving Credit Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the amount of such Bank's Revolving Credit Commitment set forth opposite its name in Schedule I hereto, as such Revolving Credit Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrower, (ii) the Letter of Credit Exposure and (iii) the Acceptance Draft Exposure, shall not exceed the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Bank shall automatically and permanently terminate on the Termination Date.

          Within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.10 hereof, prepay) and reborrow, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein.

          2.2   Revolving Credit Loans.
                ----------------------

          (a) The Revolving Credit Loans made by a Bank on any date shall be in a minimum amount of $250,000 and in integral multiples of $100,000 in excess thereof in the case of a LIBOR Rate Loan or $100,000 and in integral multiples of $100,000 in the case of a Prime Rate Loan.

          (b) Revolving Credit Loans shall be made ratably by the Banks in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Bank to

                                      (9)
make any Revolving Credit Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.

          (c) Each Revolving Credit Loan shall be either a Prime Rate Loan or a LIBOR Rate Loan as the Borrower may request pursuant to Section 2.5 hereof. Loans of more than one type and Interest Period may be outstanding at the same time.

          (d) Each Bank shall make its Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in Philadelphia, Pennsylvania in immediately available funds not later than 12:00 noon, Philadelphia time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., Philadelphia time, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Revolving Credit Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Banks.

          2.3  Revolving Credit Notes.  The Revolving Credit Loans made by the
               ----------------------
Banks pursuant to Section 2.2 hereof shall be evidenced by promissory notes of the Borrower substantially in the form of Exhibit "A" hereto with appropriate insertions (individually, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), payable to the order of each Bank and representing the obligations of the Borrower to pay to each Bank on the Termination Date the lesser of (a) the amount of each Bank's Revolving Credit Commitment or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank, with interest thereon as hereinafter prescribed in Section 2.4 hereof.
The date and amount of each Revolving Credit Loan, the basis for calculating interest, the Interest Period applicable thereto and each payment of principal with respect thereto shall be endorsed by the Banks on the schedule annexed to and constituting a part of the Revolving Credit Notes. The aggregate unpaid amount of Revolving Credit Loans set forth on such schedule shall be presumed to be the principal amount owing and unpaid thereon. The failure of a Bank to make such endorsement on such schedule shall not prejudice such Bank in any way, nor affect its rights hereunder with respect to any Revolving Credit Loan. The Revolving Credit Notes shall be dated the date of this Agreement and be stated to mature on the Termination Date.

                                      (10)

          2.4   Interest.  Interest on each Revolving Credit Loan shall be at a
                --------
per annum rate to be elected by the Borrower, in accordance with Section 2.5 hereof, and shall be one of the following:

                (a) a fluctuating rate equal to the Prime Rate, which interest rate shall change when and as the Prime Rate changes; or

                (b) subject to availability, the LIBOR Rate for Interest Periods selected by the Borrower plus the applicable Margin.

The Agent shall determine each interest rate applicable to the Revolving Credit Loans and shall promptly advise the Borrower and the Banks of the interest rate so determined. Interest on each Prime Rate Loan shall be payable monthly in arrears to the Agent for the pro rata benefit of the Banks on the first Business Day of each month, commencing on the first such day to occur after the pertinent loan is made and upon payment in full thereof. Interest on each LIBOR Rate Loan shall be payable to the Agent for the pro rata benefit of the Banks in arrears
(i) in the case of Revolving Credit Loans with Interest Periods of three months or less, at the end of each applicable Interest Period and (ii) in the case of Revolving Credit Loans with Interest Periods of more than three months, at the end of each calendar quarter and at the end of the Interest Period. Whenever the unpaid principal balance of any Revolving Credit Loan shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise) interest shall thereafter be payable on demand to the Agent for the pro rata benefit of the Banks at a rate per annum (computed daily) equal to 2% percent above the rate in effect at such maturity; provided, however, that no interest payable hereunder shall be in excess of the rate permitted by applicable law. Interest on each Revolving Credit Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          2.5  Procedure for Revolving Credit Borrowing.  The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day by giving the Agent irrevocable notice of a request for a Revolving Credit Loan hereunder setting forth the amount of the Revolving Credit Loan requested, the date thereof and whether it is to be a LIBOR Rate

                                      (11)

Loan or a Prime Rate Loan. Requests for LIBOR Rate Loans shall be received by the Agent not later than 11:00 a.m. (Philadelphia time) three (3) Business Days prior to the first day of the Interest Period for each such Revolving Credit Loan. Requests for Prime Rate Loans may be made up to 1:00 p.m. (Philadelphia time) on the Business Day prior to the Business Day each such Revolving Credit Loan is to be made. Any request for a Revolving Credit Loan may be written or oral, but if oral, it shall be confirmed in writing sent by the Borrower to the Agent within two (2) Business Days thereafter. The Agent shall promptly advise (but in any event, by 2:00 p.m. Philadelphia time, two (2) Business Days prior to a LIBOR Rate Loan or by 11:00 a.m. on the same Business Day in the case of a Prime Rate Loan) the Banks of any notice given pursuant to this Section 2.5 and of each Bank's portion of the requested borrowing.

          2.6   Conversion and Renewals.  The Borrower may elect from time to
                -----------------------
time to convert all or a part of one type of Revolving Credit Loan into another type of Revolving Credit Loan or to renew all or part of a Revolving Credit Loan by giving the Agent notice at least one (1) Business Day before the conversion into a Prime Rate Loan and at least three (3) Business Days before the conversion into or renewal of a LIBOR Rate Loan, specifying: (1) the renewal or conversion date; (2) the amount of the Revolving Credit Loan to be converted or renewed; (3) in the case of conversions, the type of Revolving Credit Loan to be converted into; and (4) in the case of renewals of or a conversion into LIBOR Rate Loans, the duration of the Interest Period applicable thereto; provided that (a) the minimum principal amount of each Revolving Credit Loan outstanding after a renewal or conversion to a LIBOR Rate Loan shall be $250,000 or to a Prime Rate Loan shall be $100,000; and (b) LIBOR Rate Loans can be converted only on the last day of the Interest Period of such Loan. All notices given under this Section 2.6 shall be irrevocable and shall be given not later than 11:00 a.m. (Philadelphia time) on the day which is not less than the number of Business Days specified above for such notice. Any request for a conversion or a renewal under this Section 2.6 may be written or oral, but if oral, it shall be confirmed in writing sent by the Borrower to the Agent within two (2) Business Days thereafter. If the Borrower shall fail to give the Agent the notice as specified above for the renewal or conversion of a LIBOR Rate Loan prior to the end of the Interest Period with respect thereto, such LIBOR Rate Loan shall automatically be converted into a Prime Rate Loan on the last day

                                      (12)
of the Interest Period for such Revolving Credit Loan. The Agent shall promptly advise (but in any event, by 2:00 p.m. Philadelphia time, two (2) Business Days prior to a LIBOR Rate Loan or by 11:00 a.m. on the same Business Day in the case of a Prime Rate Loan) the Banks of any notice given pursuant to this Section 2.6 and of each Bank's portion of the requested conversion or renewal.

           2.7  Suspension of LIBOR Rate Loans.
                ------------------------------

                (a) Disaster. Notwithstanding anything contained in this
                    --------
Agreement to the contrary, if the Agent determines that:

                (i) it is unable for any reason to quote or determine rates based upon a LIBOR Rate, or

               (ii) the LIBOR Rate does not accurately reflect the cost to a
                    Bank of making or maintaining a LIBOR Rate Loan

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition shall remain in effect the right of the Borrower to select a LIBOR Rate Loan or to convert a Prime Rate Loan into a LIBOR Rate Loan shall be suspended. The Borrower, in such event, shall, on the last day of a then current Interest Period either prepay such loan together with accrued interest thereon or convert such loan into a Prime Rate Loan.

          (b) Illegality.  Notwithstanding any other provisions herein, if any
              ----------
Requirements of Law, regulation, order or decree or any change therein or in the interpretation or application thereof shall make it unlawful for a Bank to make or maintain LIBOR Rate Loans as contemplated by this Agreement, the Commitment hereunder to make LIBOR Rate Loans shall forthwith be canceled with respect to such Bank upon notice to the Agent and the Borrower and Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall, at the option of the Borrower, be prepaid in full together with all interest accrued and unpaid to the date of any such prepayment together with any amounts required by Section
2.10 hereof, or converted into a Prime Rate Loan.

          2.8  Applicable Margin; Periods, Etc.  The applicable Margin
               -------------------------------
shall be reset four times each fiscal year for the relevant periods set forth below, based upon the Leverage

                                      (13)

Ratio, as reflected at the close of the statement period in the Borrower's consolidated financial statements indicated in the table below, as follows:

          Financial                        Margin Period of
          Statements                       Each Fiscal Year
          ----------                       ----------------

          1st Quarter                August 1 - October 31
          2nd Quarter                November 1 - January 31
          3rd Quarter                February 1 - June 15
          Annual(Fiscal Year End)          June 16 - July 31

          2.9  Commitment Fee.  As additional compensation for the Revolving
               --------------
Credit Commitment, the Borrower agrees to pay the Agent for the pro rata benefit of the Banks a commitment fee for the Commitment Period based on the average daily unused portion of the Total Revolving Credit Commitments and the applicable Leverage Ratio in the amount of:

          .075% per annum if the Leverage Ratio is                  less
          than 2.50:1,
          .15% per annum if the Leverage Ratio is equal to or greater than 2.50:1.

Any fee payable under this Section 2.9 which is not paid when due shall bear interest at a rate per annum equal to 2% above the Prime Rate until paid, payable on demand. Such fee shall be computed on the basis of a 360 day year for the actual days elapsed and shall be payable monthly on the first day of each month during the Commitment Period and on the Termination Date. The "unused portion of the Total Revolving Credit Commitments" means, at any time, the Total Revolving Credit Commitments less the sum of (a) the unpaid principal balance of all Revolving Credit Loans, (b) Letter of Credit Exposure and (c) Acceptance Draft Exposure. Upon termination or reduction of the Revolving Credit Commitments, the Borrower will pay to the Agent, for the pro rata account of the Banks, accrued unused fees on the portion of the Revolving Credit Commitment terminated or reduced to the date of termination or reduction.

           2.10 Additional Compensation in Certain Circumstances.
                ------------------------------------------------

                                      (14)

          (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves,
              -----------------------------------------------------------------
Capital Adequacy Requirements, Expenses, Etc.  If any Law or guideline or
---------------------------------------------
interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

          (i) subjects the Agent or a Bank to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Notes, the Revolving Credit Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Revolving Credit Notes (except for taxes on the overall net income of the Agent or a Bank imposed by the jurisdiction in which the Agent or such Bank's principal office is located),

         (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, or other acquisition of funds by, the Agent or a Bank (or participation therein) (other than requirements expressly included herein in the determination of the LIBOR Rate hereunder),

        (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Agent or a Bank (or participations therein) or (B) otherwise applicable to the obligations of the Agent or a Bank under this Agreement, or

         (iv) imposes upon the Agent or a Bank any other condition or expense with respect to this Agreement, the Revolving Credit Notes or its

                                      (15)
              making, maintenance or funding any part of the Revolving Credit Loans (or participations therein),

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Agent or a Bank with respect to this Agreement, the Revolving Credit Notes or the making, maintenance or funding of any part of the Revolving Credit Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Agent's or a Bank's capital, taking into consideration the Agent's and such Bank's policies with respect to capital adequacy) by an amount which the Agent or a Bank deems to be material, the Agent or Bank shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods) by the Agent or Bank (which determination shall be conclusive) to be necessary to compensate the Agent or Bank for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Agent or Bank ten (10) ten Business Days after such notice is given. A certificate by the Agent or Bank as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive absent manifest error.

          All references to "Bank" shall be deemed to include any participant in such Bank's Revolving Credit Commitment.

          (b) Indemnity.  In addition to the compensation required by subsection
              ---------
(a) of this Section 2.10, the Borrower shall indemnify the Agent and a Bank against any loss or expense (including loss of margin) which the Agent or Bank has sustained or incurred as a consequence of any

          (i) payment, prepayment or conversion of any part of any LIBOR Rate Loan on a day other than the last day of the applicable Interest Period (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due).

                                      (16)

         (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Agent having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.10(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

        (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Revolving Credit Notes, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder or under a Revolving Credit Note.

If the Agent or Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by the Agent or Bank (which determination shall be conclusive) to be necessary to indemnify the Agent or Bank for such loss or expense. Such amount shall be due and payable by the Borrower to the Agent or Bank ten (10) Business Days after such notice is given.

          All references to "Bank" shall be deemed to include any participant in such Bank's Revolving Credit Commitment.

          The indemnities set forth herein shall survive payment in full of all LIBOR Rate Loans and all other Revolving Credit Loans made pursuant to this Agreement.

          2.11  Termination or Reduction of Commitment.  Subject to the
                --------------------------------------
indemnity agreement with respect to LIBOR Rate Loans set forth in Section 2.10(b) hereof, the Borrower shall have the right, upon not less than three (3) Business Days' irrevocable notice to the Agent, to terminate the Total Revolving Credit Commitment or, from time to time, to reduce the amount of the Total Revolving Credit Commitment, provided that (a) any such reduction (i) shall be in the minimum amount of $1,000,000 or a multiple thereof, (ii) shall

                                      (17)
reduce permanently the amount of the Total Revolving Credit Commitment then in effect, and (iii) shall be accompanied by prepayment of the Revolving Credit Loans outstanding, together with accrued interest on the amount so prepaid to the dates of each such prepayment, to the extent, if any, that the Revolving Credit Loans then outstanding exceed the amount of the Total Revolving Credit Commitment as then reduced, and (b) any such termination of the Total Revolving Credit Commitment shall be accompanied by prepayment in full of the Revolving Credit Loans outstanding, together with accrued interest thereon to the date of prepayment, and the payment of any unpaid commitment fee then accrued hereunder.

          2.12  Prepayment.  Subject to the indemnity agreement with respect to
                ----------
LIBOR Rate Loans set forth in Section 2.10(b) hereof, the Borrower may prepay any Revolving Credit Loan in whole or in part without premium or penalty together with interest accrued on the amount prepaid to the date of prepayment. Prepayments of Revolving Credit Loans may be reborrowed on a revolving basis as aforesaid.

          2.13  Payments.
                --------

          (a) All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without setoff or counterclaim and shall be made to the Bank on the date of payment at the office of the Agent set forth in Section 10.1 hereof or at such other place as the Agent may from time to time designate in writing on or before 11:00 a.m. (Philadelphia time), in each case in lawful money of the United States of America and in immediately available funds. If any payment hereunder (other than payments on LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

                                      (18)

          (b) The Borrower hereby authorizes the Agent to charge any of its accounts maintained at the Agent on the date any payment is due hereunder or under the Revolving Credit Note.

                                      (19)

           2.14  Pro Rata Treatment.
                 ------------------

          (a) Except for any payment, reimbursement or other indemnity to any Bank or other indemnified person under Section 2.7(b), 2.10, 2.19 or 10.4 hereof, each borrowing, each payment or prepayment of principal of the Revolving Credit Notes, each payment of interest on the Revolving Credit Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment shall be made pro rata between the Banks in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment.

          (b) Unless the Agent shall have been notified in writing by any Bank prior to the time the Bank is required to fund any proposed borrowing that such Bank will not make the amount that would constitute its pro rata share of the borrowing on such date available to the Agent, the Agent may (assuming that the Agent has furnished such Bank with notice of the proposed borrowing as required under Section 2.5 hereof) assume that such Bank has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Bank to the Agent on a date after such borrowing date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Bank's pro rata share of such borrowing, times
(iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Bank's pro rata share of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's pro rata share of such borrowing is not in fact made available to the Agent by such Bank within three
(3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the relevant Revolving Credit Loans hereunder, on demand, from the Borrower.

          (c) Notwithstanding the foregoing provisions of this Section 2.14, in the event that a Bank fails to make any amount that would constitute its pro rata share of a borrowing available

                                      (20)
to the Agent, the Agent shall so notify the other Bank(s) whereupon such Bank(s) shall be required to make such amount available to the Agent on a pro rata basis between (or among) the Banks in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment, in an aggregate amount not to exceed the amount of such Bank's Revolving Credit Commitment as set forth on Schedule A attached hereto.

          2.15  Sharing of Setoffs.  Each Bank agrees that if it shall, through
                ------------------
the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Revolving Credit Note held by it as a result of which the unpaid principal portion of the Revolving Credit Notes held by it shall be proportionately less than the unpaid principal portion of the Revolving Credit Notes held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Revolving Credit Notes held by such other Bank with the purchase price payable in cash upon demand by such other Bank, so that the aggregate unpaid principal amount of the Revolving Credit Notes and participations in Revolving Credit Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Notes then outstanding as the principal amount of the Revolving Credit Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Revolving Credit Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and such other Bank shall thereafter receive or recover from or respecting the Borrower or any Guarantor any amount in respect of a Revolving Credit Note proportionally greater than that received by the first Bank, such purchase or purchases or adjustments shall be repurchased and rescinded to the extent of such receipt or recovery and the purchase price or prices paid or adjustments made shall be repaid or restored, as applicable, without interest; provided, that, if such disproportionate amount received or recovered by such other Bank exceeds the amount necessary to restore the Banks respective pro rata shares, then this section shall apply to such

                                      (21)
excess. The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Revolving Credit Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Revolving Credit Note in the amount of such participation.

          2.16  Use of Proceeds.  The Borrower will utilize the proceeds of the
                ---------------
initial Revolving Credit Loans to repay any amounts owing to Fleet Bank, N.A. ("Fleet") under the existing revolving credit facility with Fleet. Any remaining proceeds of the initial borrowing and of any subsequent Revolving Credit Loans may be used by the Borrower for working capital purposes, capital expenditures and to fund the purchase price of Permitted Acquisitions provided no portion of the proceeds of any Revolving Credit Loan shall be used by any Borrower in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System.

          2.17  Issuance of Letters of Credit.  Upon the request of the
                -----------------------------
Borrower, and subject to the conditions set forth herein and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time issue documentary or standby letters of credit (each, a "Letter of Credit") for the account of the Borrower. The issuance of each Letter of Credit shall be made on at least one
(1) Business Day's prior written notice from the Borrower to the Agent which written notice shall be an application for a Letter of Credit on the Agent's customary form. The expiration date of any Letter of Credit shall not be later than one (1) year from the date of issuance thereof nor, in any event, later than the Termination Date. The Letters of Credit shall be issued in respect of any transactions occurring in the Borrower's ordinary course of business.

          2.18  Actions of Agent.  Any Letter of Credit may, in the discretion
                ----------------
of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and

                                      (22)
customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may in good faith accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

          2.19  Indemnity as to Letters of Credit.  The Borrower hereby agrees
                ---------------------------------
to indemnify and hold harmless the Agent and the Banks from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Agent or the Banks may incur or suffer by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, except only if and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct or gross negligence of the Agent or any Bank performing its obligations respecting such Letter of Credit under this Agreement. Without limiting the foregoing, the Borrower further agrees to indemnify and hold harmless the Agent, its officers and directors, each person who controls the Agent within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors and assigns from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent of any Letters of Credit or the execution and delivery of any other document in connection therewith (but not including any claims, damages, losses, liabilities, costs or expenses arising from the gross negligence or willful misconduct of the Agent). The Borrower upon demand by the Agent at any time, shall reimburse the Agent for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement.

          2.20  Letter of Credit Fees.  The Borrower agrees to pay to the Agent
                ---------------------
its standard draw fees and commissions in effect from time to time.

                                      (23)

          2.21  Acceptance Drafts.
                -----------------

          (a) Upon the terms and conditions hereof, the Borrower may, from time to time from the date hereof until the Termination Date, request the Banks to accept drafts in the form of Exhibit B (each an "Acceptance Draft" and, collectively, the "Acceptance Drafts"), at the Borrower's election.

          (b) The Borrower shall give the Agent telephonic notice (immediately confirmed in writing) of its request that the Agent accept such Acceptance Draft no later than 1:00 p.m. (Philadelphia time) on the same day of such request (the "Acceptance Date"). Such notice shall contain the aggregate face amount (which shall be in minimum aggregate principal amounts of $1,000,000 and in integral multiples of $100,000 in excess thereof) and maturity date of such Acceptance Draft, which maturity date shall not be later than the earlier of (a) 30, 60, 90 or 120 days after the Acceptance Date of such Acceptance Draft, as the Borrower shall designate, and (b) the Termination Date. Such notices also shall describe the underlying goods and indicate their origin and destination points or provide other evidence of the underlying transaction in form and substance as may be acceptable to the Agent to permit it to accurately complete the appropriate eligibility legend (i.e., "eligibility certificate") on the face of the Acceptance Draft. The Borrower shall promptly confirm such telephonic notices by telecopy and mailing an original signed notice. Each draft shall mature on a Business Day, which shall be at least thirty (30) days after the Acceptance Date. No Acceptance Draft shall be dated or accepted more than thirty (30) days before or more than thirty (30) days after the date of the shipment of goods to which it relates. The Borrower hereby irrevocably authorizes the Agent to complete its Acceptance Draft in accordance with the instructions given pursuant to this Section 2.21. Any pre-signed drafts held by the Agent for completion shall not be affected by the departure of the signer as an authorized signatory of the Borrower, which drafts shall nevertheless remain valid and binding upon the Borrower for all purposes as if the signer's authority had continued in effect. (Such completion and presentment, however, shall not obligate the Agent to accept any such Acceptance Draft.)

          (c) Upon receipt of such notices from the Borrower, the Agent shall promptly notify each Bank of (i) its pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft,

                                      (24)

(ii) the maturity date of such Acceptance Draft and (iii) the discount rate and commission applicable to such Acceptance Draft. The Agent may decline to create any such Acceptance Draft if the Agent is not then providing such financing to its middle market customers with credit standings similar to the Borrower's.

          (d) The Agent in its discretion at any time or from time to time may sell, rediscount or otherwise dispose of any Acceptance Draft without any notice or credit to or consent from the Borrower or any other Bank.

          (e) Each Acceptance Draft shall relate to one or more specific transactions involving the importation or exportation of goods or the domestic shipment of goods within the United States. The goods relating to each Acceptance Draft shall have a c.i.f. value equalling or exceeding the amount of the Acceptance Draft, shall be of good and merchantable quality, shall be fully insured in accordance with prudent industry practice and shall not be the subject of any security interest granted by the Borrower or any Subsidiary. No other source shall have financed the transaction underlying the Acceptance Draft. The Borrower shall have procured all import, export and other licenses essential to the underlying transaction and shall have complied with all applicable laws pertaining to the underlying goods and transaction. Each Acceptance Draft shall qualify (upon acceptance) in all respects with the requirements for eligibility for discount of the Federal Reserve Banks of the United States. With regard to each Acceptance Draft presented, the Borrower represents and warrants to the Agent and the Banks that, as of the date of presentment, the Acceptance Draft and underlying goods and transaction conform to the requirements of this subsection, and the Borrower covenants and agrees that they will continue to conform to those requirements for so long as the Acceptance Draft is outstanding.

          2.22  Payment in Respect of Letters of Credit and Acceptances;
                --------------------------------------------------------
Reimbursement.  Upon the issuance of any Letter of Credit, the Agent shall
-------------
notify each Bank of the principal amount, the number, and the expiration date thereof and the amount of such Bank's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Banks, each Bank hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Bank's pro rata

                                      (25)

(based on its Revolving Credit Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. The Agent shall notify each Bank of the presentment to the Agent of any draft for acceptance hereunder, which notice shall include the amount of such draft and the maturity date thereof. Upon the acceptance of any Acceptance Draft, the Agent shall: (i) notify each Bank of the net proceeds thereof and the amount of such Banks's participation therein (acquired pursuant to the terms hereof) and (ii) credit the net proceeds thereof to the Borrower's account maintained with the Agent for such purpose. Such net proceeds shall be in an amount equal to the face amount of such Acceptance Draft less the applicable discount and commission. The funds, net of such discounts and commissions, so credited to the Borrower's account shall be immediately available to the Borrower, and the Agent shall promptly notify the Borrower as to the amount of the net funds so credited. By acceptance of an Acceptance Draft and without further action on the part of the Agent or the Banks, each Bank hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Acceptance Draft equal to such Bank's pro rata (based on its Revolving Credit Commitment) share of such Acceptance Draft, effective upon the issuance of such Acceptance Draft. Each Bank hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Bank's pro rata share of the amount of any drawing under a Letter of Credit and payment of any Acceptance Draft. Each Bank acknowledges and agrees that its obligation to acquire participation in each Letter of Credit issued by and each Acceptance Draft accepted by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Banks, each draft presented under a Letter of Credit and shall notify each Bank of any such presentment. Promptly after it shall have ascertained that any draft presented under such Letter of Credit appears on its face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Banks and the Borrower of the receipt and amount of

                                      (26)
such draft and the date on which payment thereon will be made. The Borrower shall reimburse the Agent for the amount specified in such notice by no later than 11:00 a.m. (Philadelphia time) on the date such payment is scheduled to be made. If the Borrower has not so discharged such reimbursement obligations and the Agent is unable to recover the required amount by debiting the Borrower's account (as hereinafter provided), the Agent shall give each Bank notice of any amount that remains unreimbursed, and each Bank shall promptly, but in any event within two hours of the receipt of such notice, pay the amounts required to the Agent in immediately available funds, and the Agent, not later than 3:00 p.m. (Philadelphia time) on such day, shall make the appropriate payment to the beneficiary. If the Banks shall pay any draft presented under a Letter of Credit or make any such payment upon the maturity of an Acceptance Draft, then the Agent, on behalf of the Banks, shall charge the general deposit account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft or similar fee in the event the funds available in such account shall not be sufficient to reimburse the Banks for such payment. If the Banks have not been reimbursed with respect to such drawing as provided above, the Borrower shall pay to, the Agent, for the account of the Banks, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus 2% payable on demand. The obligations of the Borrower under this Section 2.22 to reimburse the Banks and the Agent for all drawings under Letters of Credit and payments made in respect of Acceptance Drafts shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

          (a) any lack of validity or enforceability of any Letter of Credit or Acceptance Draft;

          (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under the Letter of Credit or the Acceptance Draft, the Agent or any Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense not otherwise waived hereunder based on the gross negligence or willful misconduct of the Agent or any Bank) or any other person in connection with this Agreement or any other transaction;

                                      (27)

          (c) any draft or other document presented under any Letter of Credit or Acceptance Draft proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Agent or any Bank under such Letter of Credit or Acceptance Draft against presentation of such draft or document shall not have constituted gross negligence or willful misconduct;

          (d) payment by the Agent or any Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct;

          (e) the existence, character, quantity, quality, condition, packing, value or delivery of any goods or other property relating to any Letter of Credit or Acceptance Draft;

          (f) the time, place, manner or order in which shipment is made;

          (g) the provisions of any insurance policy or any act or omission of any insurer, shipper, warehouseman, carrier, correspondent or other person;

          (h) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the Agent or any Bank.

          It is understood that in making any payment under any Letter of Credit or Acceptance Draft (x) the Agent's and any Bank's exclusive reliance on the documents presented to it under such Letter of Credit or Acceptance Draft as to any and all matters set forth therein, including, without limitation, good faith reliance on the amount of any draft presented under such Letter of Credit or Acceptance Draft, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit or Acceptance Draft proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit or Acceptance Draft proves to be forged or invalid or any statement

                                      (28)
therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit or Acceptance Draft with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Bank.

          2.23  Ineligibility of Acceptance Drafts.  In the event that any
                ----------------------------------
Acceptance Draft accepted pursuant to this Agreement does not, for reasons beyond the control of the Agent, comply at the time of its acceptance with applicable regulations of the Board governing bankers' acceptances and would not be eligible under such regulations for discount with a Federal Reserve lender or if for any other reason any Acceptance Draft is deemed by the Agent not eligible for discount, the Borrower will, upon receipt of written notice from the Agent, forthwith pay to the Agent any additional cost or costs, as determined by the Agent, incurred by the Agent (including, without limitation, any costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Agent, any funding costs resulting from a higher discount rate upon disposition of such Acceptance Draft by the Agent, reserve requirements or additional premium liability to the Federal Deposit insurance Corporation) in connection with such Acceptance Draft on account of such noncompliance or ineligibility.

                                      (29)

                   SECTION 3.  REPRESENTATIONS AND WARRANTIES
                               ------------------------------

          In order to induce the Agent and the Banks to enter into this Agreement and to make the Revolving Credit Loans and to issue Letters of Credit and to create Acceptance Drafts herein provided for, the Borrower hereby covenants, represents and warrants to the Agent and the Banks that:

          3.1  Financial Condition.  The consolidated balance sheet and
               -------------------
consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries as at February 28, 1996 audited by Lazar Levine & Company, LLC, CPAs, and the interim consolidated balance sheet and consolidated related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries as at November 30, 1996 certified as true and correct by the chief financial officer of the Borrower, have heretofore been furnished to the Banks, and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates, and for the fiscal year and fiscal quarter, respectively, then ended. Such annual financial statements have been prepared in accordance with GAAP and, such interim financial statements have been prepared on a basis consistent with the annual financial statements, subject to year end adjustments. Neither the Borrower nor its Subsidiaries has any material contingent obligations, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, which are not reflected in the foregoing statements or in the notes thereto.

          3.2   No Change.  Since November 30, 1996 there has been no material
                ---------
adverse change in the business, operations, assets or financial or other condition of the Borrower or its Subsidiaries.

          3.3  Corporate Existence; Compliance with Law; Subsidiaries.  The
               ------------------------------------------------------
Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) has the corporate power and authority and the legal right to own and operate its properties, and to conduct the business in which it is currently engaged, (iii) does not own or operate properties or conduct business which requires qualification as a foreign corporation in any jurisdiction in which it is not so qualified, and (iv) is in compliance with all Requirements of Law; except to the extent that the failure to so qualify as a foreign corporation

                                      (30)
as required by clause (iii) of this Section 3.3 or to comply with all Requirements of Law as required by clause (iv) of this Section 3.3 would not, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole, and would not materially adversely affect the ability of the Borrower or a Subsidiary to perform its obligations under this Agreement and the Revolving Credit Notes.

          3.4  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Borrower and each of its Subsidiaries has the corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder. The Borrower has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the Borrower and each of its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, or other act by or in respect of any other Person (including stockholders and creditors of the Borrower or its Subsidiaries) or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. Each of the Loan Documents has been duly executed and delivered on behalf of the Borrower or its Subsidiaries as applicable, and each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrower or its Subsidiaries as applicable enforceable against the Borrower or its Subsidiaries as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          3.5  Legal Bar.  The execution, delivery and performance of each of
               ---------
the Loan Documents and the borrowings hereunder and the use of the proceeds thereof, will not violate any of the Requirements of Law or Contractual Obligations of the Borrower or its Subsidiaries, and will not result in, or require the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any Requirements of Law or Contractual Obligations except those in favor of the Banks as provided herein.

                                      (31)

          3.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending by or against the Borrower or any Subsidiary or any of its respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined, would have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

          3.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any Contractual Obligations in any respect which would be materially adverse to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as whole or which would materially and adversely affect the ability of the Borrower or its Subsidiaries to perform its respective obligations under any of the Loan Documents. No Default or Event of Default has occurred and is continuing.

          3.8  No Burdensome Restrictions.  No Contractual  Obligations of the
               --------------------------
Borrower or its Subsidiaries and no Requirements of Law materially adversely affect, or insofar as the Borrower or its Subsidiaries may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

          3.9  Federal Regulations.  Neither the Borrower nor its Subsidiaries
               -------------------
is engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Revolving Credit Loans hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with the provisions of the regulations of such Board of Governors.

          3.10 Environmental Regulation.
               ------------------------

               (a) The Borrower has no knowledge of receipt of any past, pending or threatened:

                                      (32)

          (i) claims, complaints, notices or requests for information with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any material adverse change in the financial or business conditions of the Borrower and its Subsidiaries taken as a whole; or

         (ii) complaints, notices or inquiries to the Borrower or any Subsidiary regarding potential liability under any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any material adverse change in the financial or business conditions of the Borrower and its Subsidiaries taken as a whole;

         (b) No property now or previously owned or leased by the Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS list or on any similar state list of sites requiring investigation or clean-up; and

         (c) Neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS list or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

          3.11  Title to Properties.  The Borrower and its Subsidiaries have
                -------------------
valid leases of or good and marketable title to its respective properties and assets, including the properties and assets reflected in the balance sheets described in Section 3.1. Such properties and assets are not subject to any Lien, except as reflected in such balance sheets and except to the extent otherwise permitted by Section 7.2 hereof.

                                      (33)

          3.12  Taxes.  The Borrower and its Subsidiaries have filed all
                -----
Federal, state and other tax returns which to the knowledge of the Borrower and its Subsidiaries is required to be filed and have paid all taxes shown as due and payable on said returns or on any assessments made against them or any of its respective properties except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been maintained.

          3.13  ERISA.  Based upon ERISA and the regulations and published
                -----
interpretations thereunder, the Borrower, its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions, if any, of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted such proceedings; the Borrower, its Subsidiaries and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower, its Subsidiaries and each ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA, and neither the Borrower, its Subsidiaries nor an ERISA Affiliate has incurred any liability to the PBGC under ERISA.

          3.14  Operation of Business.  The Borrower and its Subsidiaries
                ---------------------
possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower nor any Subsidiary is in material violation of any valid rights of others with respect to any of the foregoing except where the failure to obtain licenses or permits does not individually or in the aggregate materially and adversely impair the ability of a Borrower or any of its Subsidiaries to operate its business or perform its obligations under a Loan Document.

                                      (34)

                        SECTION 4.  CONDITIONS PRECEDENT
                                    --------------------

          4.1  Conditions to Initial Revolving Credit Loan.  The obligation of
               -------------------------------------------
the Banks to make the initial Revolving Credit Loans to the Borrower hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Revolving Credit Note.  Each Bank shall have received a Revolving
              ---------------------
Credit Note conforming to the requirements hereof and duly executed by the Borrower.

          (b) Legal Opinion.  The Agent and each Bank shall have received a
              -------------
favorable opinion of counsel to the Borrower and the Guarantors satisfactory in form and substance to the Agent and the Banks and covering such matters incident to the transactions contemplated by this Agreement as the Agent and the Banks shall reasonably require.

          (c) Guarantees. Each Bank shall have received the Guarantees of each
              ----------
Guarantor duly executed by each Guarantor.

          (d)  Certified Copies and Other Documents.  The Banks shall have
               ------------------------------------
received such certificates and other documents relating to the Borrower and the Guarantors with respect to the matters herein contemplated as the Bank may request, including but not limited to:

          (i) certificates of good standing from the Secretary of State of New York if incorporated under the laws of the State of New York or doing business in New York and, if incorporated in a jurisdiction other than New York, from the Secretary of State or applicable Governmental Authority of such jurisdiction of incorporation and from the Secretary of State or applicable Governmental Authority of each jurisdiction in which an office is maintained;

         (ii) certificates of incorporation and all amendments thereto certified by the

                                      (35)
              applicable Secretary of State or applicable Governmental
              Authority;

        (iii) certificates of the Secretary of the Borrower dated the date of this Agreement certifying, (x) true and correct copies of the by-laws of the Borrower as in effect on the date of adoption of the resolutions referred to in (y) of this subsection (iii), (y) true and correct copies of resolutions adopted by the board of directors of the Borrower (1) authorizing the borrowings from the Bank hereunder, the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party and the performance by the Borrower of its obligations under each of the Loan Documents to which it is a party, (2) approving forms in substantially execution form of each of the Loan Documents to which it is a party, and (3) authorizing officers of the Borrower to execute and deliver each of the Loan Documents to which it is a party, and (z) the incumbency and specimen signatures of the officers of the Borrower executing any documents delivered to the Agent or a Bank by the Borrower in connection herewith;

         (iv) certificates of the Secretary of each Guarantor dated the date of this Agreement certifying, (w) true and correct copies of the by-laws of each Guarantor as in effect on the date of adoption of the resolutions referred to in (x) of this subsection (iii), (x) true and correct copies of resolutions adopted by the board of directors of each Guarantor authorizing (1) the execution, delivery and performance by each Guarantor of each of the Loan Documents to which it is a party and the performance by each Guarantor of its obligations under each of the Loan Documents

                                      (36)
              to which it is a party, (2) approving forms in substantially execution form of each of the Loan Documents to which it is a party, and (3) authorizing officers of each Guarantor to execute and deliver each of the Loan Documents to which it is a party, (y) true and correct copies of resolutions adopted by the shareholders of each Guarantor authorizing the execution and delivery of the Loan Documents to which it is a party and (z) the incumbency and specimen signatures of the officers of each Guarantor executing any documents delivered to the Agent or a Bank by each Guarantor in connection herewith.

          (e) Fees.  The Agent shall have received evidence of payment of the
              ----
Agent's per annum fee in the amount of $10,000.00 and the Agent's attorneys fees and disbursements.

          (f) Termination of Fleet Bank, N.A. facilities. The Banks shall have
              ------------------------------------------
received evidence of payment of any sums due under and the termination of the revolving credit facility with Fleet Bank, N.A.

          (g) Additional Matters.  All other documents and legal matters in
              ------------------
connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

          4.2  Conditions to All Revolving Credit Loans, Etc.  The obligation of
               ---------------------------------------------
the Banks to make any Revolving Credit Loan (including the initial Revolving Credit Loan), issue any Letter of Credit or accept any Acceptance Draft to be made by it hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Borrower herein or which are contained in any certificate, document or financial or other

                                      (37)
statement furnished at any time under or in connection herewith, shall be correct on and as of the borrowing date for such Revolving Credit Loan as if made on and as of such date.

          (b) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing on the date a Revolving Credit Loan is to be made or after giving effect to the Revolving Credit Loan to be made on such date.

          Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder as of the date of each such borrowing that the conditions in clauses (a) and (b) of this Section have been satisfied.


                       SECTION 5.  AFFIRMATIVE COVENANTS
                                   ---------------------

          The Borrower hereby agrees that so long as the Revolving Credit Commitments remain in effect, a Revolving Credit Note, any Letter of Credit or any Acceptance Draft remains or remain outstanding and unpaid, or any other amount is owing to the Agent or a Bank hereunder, the Borrower will and will cause each of its Subsidiaries to:

           5.1  Information.  Furnish to the Banks or cause to be furnished to
                -----------
the Banks:

          (1) As soon as available, but not more than one hundred (100) days after the close of each fiscal year, the financial statements of the Borrower and its Subsidiaries including the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries with related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP consistently applied and audited by a firm of independent certified public accountants acceptable to the Bank. Such financial statements shall be accompanied by a certificate of the chief financial officer of the Borrower demonstrating compliance with the financial covenants contained in Section 6 of this Agreement and to the effect that, having read this Agreement and the Loan Documents and based upon an examination which in the opinion of such officer was sufficient to enable such officer to

                                      (38)
make an informed statement, nothing came to such officer's attention which would cause such officer to believe that an Event of Default or Default had occurred hereunder or thereunder, and, if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto.

          (2) As soon as possible, but not more than fifty-five (55) days after the close of the first three (3) fiscal quarters of each year, the financial statements of the Borrower and its Subsidiaries including its consolidated and consolidating balance sheets of the Borrower and its Subsidiaries with related consolidated and consolidating statements of income, retained earnings and cash flows as of the last day of and for such quarter and for the period of the fiscal year ended as of the close of the particular quarter, all such quarterly statements to be in reasonable detail, all prepared on a basis consistent with the annual financial statements, subject to year end adjustments and certified by the chief financial officer of the Borrower. Such financial statements shall be accompanied by a certificate signed by the chief financial officer of such Borrower as specified in paragraph (1) above.

          (3) Prompt written notice if: (i) any obligation (other than an obligation under this Agreement) of the Borrower or any of its Subsidiaries for borrowed money or for the deferred purchase price of any property is declared or shall become due and payable prior to its stated maturity, (ii) the holder of any note (other than a Revolving Credit Note), or other evidence of indebtedness, certificate or security evidencing any such obligation, has the right to declare such obligation due and payable prior to its stated maturity, or (iii) to the knowledge of any officer of the Borrower or any of its Subsidiaries there shall occur an Event of Default or a Default.

          (4) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any of its Subsidiaries a party to any proceeding before any governmental body which if adversely determined would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any

                                      (39)
lapse or other termination of a license, permit or other authorization issued to the Borrower or any of its Subsidiaries by any Governmental Authority or Person, which lapse or other termination would have a material adverse effect on the property, business, profits or conditions (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (iii) any refusal by any Governmental Authority or Person to renew or extend such license, permit or other authorization, and (iv) any suit between the Borrower or any of its Subsidiaries and any Governmental Authority or Person or formal demand made upon the Borrower or any of its Subsidiaries by any Governmental Authority or Person which if adversely determined would have a material adverse effect on the property, business, profits or conditions (financial or otherwise) of a Borrower and its Subsidiaries taken as a whole.

          (5) Prompt written notice in the event that: (i) a Borrower or an ERISA Affiliate shall fail to make any payment when due and payable under any Plan or (ii) the Borrower or an ERISA Affiliate shall receive notice from the Internal Revenue Service or the Department of Labor that it shall have failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice.

          (6) Copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA, or Section 402 of the Code, promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

          (7) Promptly after a Reportable Event occurs which may result in a termination of a Plan, or the Borrower or an ERISA Affiliate receives notice that the PBGC has instituted or intends to institute proceedings under Section 4042 of ERISA to terminate a Plan, a copy of any notice of such Reportable Event which is filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be.

          (8) Promptly upon becoming aware of the occurrence of any Prohibited Transaction in connection with any Plan, a written notice specifying the nature thereof, what action the

                                      (40)

Borrower or an ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (9) Promptly after the filing thereof, copies of each annual report required to be filed pursuant to Section 103 of ERISA and copies of any other reports required to be filed with respect to any Plan.

          (10) Within ten (10) days after the filing thereof, copies of all periodic reports which any Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof.

          (11) Promptly upon request therefor, such other information and reports relating to the financial condition and operations of the Borrower or any of its Subsidiaries as the Agent or a Bank at any time or from time to time may reasonably request.

          5.2  Corporate Existence; Continuance of Business. Preserve and
               --------------------------------------------
maintain its corporate existence and its rights, privileges and franchises, continue to engage in substantially the same line of business in which it was engaged on the date hereof and its right to conduct business in all states in which the nature of its business requires qualification to do business; provided, however, that the Borrower may add a line of business to the extent such addition is the result of a Permitted Acquisition and provided further, however, that nothing herein shall prevent the dissolution or termination of the existence, rights, privileges or franchises of a Subsidiary if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole. In the event of dispute between the Borrower or any of its Subsidiaries and the Agent as to when qualification is necessary, the decision of the Agent in its reasonable judgment shall control.

          5.3  Payment of Obligations.  Pay and discharge all taxes, assessments
               ----------------------
and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date upon which penalties attach thereto except

                                      (41)
where contested in good faith and by proper proceedings if appropriate reserves are maintained with respect thereto.

          5.4  Insurance.  Maintain insurance, at all times throughout the term
               ---------
of this Agreement, on its property with responsible insurance carriers licensed or authorized to do business in the State of New York and each state in which the Borrower or any of its Subsidiaries conducts business against such risks, loss, damage and liability (including liability to third parties) and in such amounts as is customarily maintained by similar businesses, including, without limitation, public liability and workers' compensation insurance, and file with the Agent within ten (10) Business Days after request therefor a certificate of such insurance then in effect on Acord form or other similar form acceptable to the Agent.

          5.5  Payment of Indebtedness and Performance of Obligations.  Pay and
               ------------------------------------------------------
discharge promptly all lawful claims for labor, materials and supplies or otherwise which, if unpaid, would have a material adverse effect on the operations, business or financial or other condition of the Borrower and its Subsidiaries taken as a whole except where contested in good faith and by proper proceedings if appropriate reserves are maintained with respect thereto.

          5.6  Condition of Property.  At all times, maintain, protect and keep
               ---------------------
in good repair, working order and condition, normal wear and tear excepted, all property of the Borrower and its Subsidiaries necessary and useful in the judgment of the Borrower and its Subsidiaries in connection with the proper conduct of the business of the Borrower and its Subsidiaries.

          5.7  Observance of Legal Requirements.  Observe and comply in all
               --------------------------------
respects with all material laws (including but not limited to ERISA), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies which now or at any time thereafter may be applicable to the Borrower or any of its Subsidiaries.

           5.8  Books and Records.  Keep proper books of record and account.
                -----------------

                                      (42)

          5.9  Inspection.  At any reasonable times and from time to time, upon
               ----------
reasonable notice permit the Agent and the Banks, through officers or employees or authorized representatives to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the minute books, books of account, reports and other records of the Borrower and its Subsidiaries and make copies thereof or extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with its principal officers or with such Borrower's independent accountants.

                                      (43)

           5.10    Compliance with Environmental Laws; Indemnity.
                   ---------------------------------------------

          (a) Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) Immediately notify the Agent and the Banks, and provide copies upon receipt, of all written claims, complaints, notices or inquires relating to the condition of its facilities and properties relating to, or compliance with, Environmental Laws, and promptly cure and have dismissed with prejudice to the satisfaction of the Agent and the Bank any actions and proceedings relating to compliance with Environmental Laws;

          (c) Provide such information and certifications which the Agent or a Bank may reasonably request from time to time to evidence compliance with this
Section 5.10; and

          (d) Indemnify the Agent and the Banks for, and hold the Agent and the Banks harmless from all liability, cost and expenses (including reasonable attorney's fees) incurred by, or imposed upon, or sought to be imposed upon the Bank arising out of the breach by the Borrower of any of the covenants set forth in this Section 5.10. The provisions of this paragraph shall survive payment in full of the Revolving Credit Loans.

          5.11  Agent's Fee.  The Borrower agrees to pay a fee to the Agent in
                -----------
the amount of $10,000 per annum and an additional $10,000 for each bank added to this Agreement at the Borrower's request or with the Borrower's consent payable on the date of this Agreement and each annual anniversary thereof.


                        SECTION 6.  FINANCIAL COVENANTS
                                    -------------------

          The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, a Revolving Credit Note, any Letter of Credit or any Acceptance Draft remains or remain outstanding and unpaid, or any other amount is owing to the Agent

                                      (44)
or a Bank hereunder, the Borrower and its Subsidiaries, on a consolidated basis, will comply with the following financial covenants:

          6.1 Quick Ratio.
              -----------

          (a) Maintain at all times during the periods indicated, a Quick Ratio of at least:

          .85:1 from closing through 2/28/99, and
          .95:1 from 3/1/99 and at all times thereafter

As used herein, Quick Ratio shall mean a ratio of (1) the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States of America and (c) accounts receivable not more than ninety (90) days past due to (2) current liabilities. For purposes of calculating compliance with this covenant, (i) the current portion of the Revolving Credit Loans shall be included as a current liability and (ii) any portion of the Revolving Credit Commitments used to fund a Permitted Acquisition shall be included as a current liability to the extent of 20% of the amount of such Revolving Credit Loans used for such purpose each [fiscal] year on a cumulative basis.

           6.2  Leverage Ratio.  Maintain at all times Leverage Ratio not to
                --------------
exceed 2.75:1.

          6.3  Tangible Net Worth.  Maintain Tangible Net Worth (including
               ------------------
Subordinated Debt) at all times during the Periods indicated of at least:

        -   $40,000,000 from closing to 2/27/97
        -   2/28/97 to 2/27/98 - $40,000,000 plus 50% of '97 fiscal year 1997 net income ("'97 Base")
        -   2/28/98 to 2/27/99 - '97 Base plus 75% of '98 fiscal year 1998 net income ("'98 Base")
        -   2/28/99 to 2/27/00 - '98 Base plus 75% of '99 fiscal year 1999 net income ("'99 Base")
        -   2/28/00 to 2/27/01-'99 Base plus 75% of fiscal year 2000 net income

In addition, 75% of the net proceeds received by the Borrower or its Subsidiaries from any equity offering, will be added to the

                                      (45)
applicable base Tangible Net Worth amount required as set forth above for the next fiscal year.

          6.4  Liabilities to Tangible Net Worth.  Maintain at all times a ratio
               ---------------------------------
of total liabilities to the sum of Tangible Net Worth plus long term portions of Subordinated Debt not to exceed 1.25:1.

          Except as specifically otherwise provided, all financial covenants shall be calculated in accordance with GAAP consistently applied.

                                      (46)

                         SECTION 7.  NEGATIVE COVENANTS
                                     ------------------

          The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, a Revolving Credit Note, any Letter of Credit or any Acceptance Draft remains or remain outstanding and unpaid, or any other amount is owing to a Bank hereunder, the Borrower will not, nor will it permit any Subsidiary to:

          7.1  Indebtedness for Borrowed Money.  Incur, or permit to exist, any
               -------------------------------
indebtedness for borrowed money except (i) indebtedness incurred pursuant to borrowings hereunder, (ii) purchase money indebtedness secured by Liens described in Section 7.2(iv) hereof, (iii) indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof and extensions, renewals and refinancings thereof (without increase in principal amount) other than amounts owing to Fleet Bank, N.A. under a revolving credit facility which shall be repaid in full and terminated prior to or on the date hereof, (iv) indebtedness incurred in the ordinary course of business exclusive of that incurred in the borrowing of money, (v) the Subordinated Indebtedness, and (vi) other indebtedness which shall not exceed in the aggregate, for the Borrower and all Subsidiaries, at any time outstanding, the sum of $500,000.

          7.2  Liens.  Create, assume or permit to exist, any Lien on any of its
               -----
property or assets now owned or hereafter acquired except (i) Liens in favor of the Agent for the benefit of the Banks; (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (iv) purchase money Liens on fixed assets granted to secure either the unpaid balance of the purchase price thereof or a Revolving Credit Loan made to finance the purchase of such assets, all to the extent permitted under Section 7.7 hereof; and (v) Liens existing on the date hereof and disclosed in writing to the Banks as indicated on Schedule I hereto.

                                      (47)

          7.3  Loans and Investments.  Lend or advance money, credit or property
               ---------------------
to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000 and commercial paper of the highest credit rating given by Moody's Investors Service, Inc. or Standard and Poors Corporation, (ii) each Borrower may make loans provided that the aggregate thereof at any time outstanding and owing by any one Person shall not exceed $100,000 and (iii) investments in stocks, securities and assets of other corporations in connection with any transaction not otherwise qualifying as a Permitted Acquisition, the result of which will constitute an investment by the Borrower in a new Subsidiary or a merger in which the Borrower is the surviving corporation; provided, however, that the aggregate of such investments shall not exceed $1,000,000, and provided, further, that the Borrower shall cause any new Subsidiary which is so acquired to guarantee payment to the Banks of all of the Borrower's obligations arising hereunder and (iv) Permitted Acquisitions.

          7.4  Fundamental Changes.  Wind up, liquidate, or dissolve itself,
               -------------------
reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired other than sales of inventory and obsolete equipment in the ordinary course of business) to any Person, or acquire all or substantially all of the assets or the business of any Person except: the Borrower or a wholly owned Subsidiary may merge into or consolidate with a wholly owned Subsidiary, provided in each case that immediately after giving effect thereto, the surviving entity is obligated under this Agreement and no event shall occur and be continuing which constitutes a Default or an Event of Default.

          7.5  Contingent Liabilities.  Assume, endorse, be or become liable for
               ----------------------
or guarantee the obligations of any Person if, as a result thereof, the aggregate of such contingent liabilities with respect to any one Person would exceed $100,000 excluding, however, (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(b) guarantees given by the Borrower for obligations of its Subsidiaries and

                                      (48)
guarantees given by Subsidiaries for the obligations of the Borrower.

          7.6  Sales of Receivables; Sale - Leasebacks.  Sell, discount or
               ---------------------------------------
otherwise dispose of notes, accounts receivable or other obligations owing to the Borrower, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

          7.7  Lease Payments.  Expend in the aggregate for the Borrower and all
               --------------
Subsidiaries in excess of $4,000,000 in any fiscal year for the lease, rental or hire of real or personal property provided the limitation shall exclude leases that have been or should be capitalized in accordance with GAAP.

          7.8  Dividends.  Declare or pay any dividends on its capital stock
               ---------
(other than dividends payable solely in shares of its own common stock), or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that (i) the Borrower may, in any fiscal year, purchase shares of its own common stock in an amount not to exceed 10% of the issued and outstanding shares of such stock, excluding any shares purchased by an employee stock ownership plan formed by the Borrower, (ii) any Subsidiary wholly-owned by the Borrower may declare and pay dividends to, and purchase, redeem, retire and otherwise acquire its capital stock from, the Borrower and (iii) the Borrower may declare and pay cash dividends solely out of 25% of fiscal consolidated net income (minus 100% of any loss) after the date hereof on a cumulative basis.

          7.9  Supply and Purchase Contracts.  Enter into or be a party to any
               -----------------------------
contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property be made whether or not delivery of such materials, supplies or other property is ever made or tendered.

           7.10     Nature of Business.  Materially alter the nature of a
                    ------------------
Borrower's or a Subsidiary's business.

          7.11      Stock of Subsidiaries.  Sell or otherwise dispose of any
                    ---------------------
Subsidiary (except in connection with a merger or consolidation

                                      (49)
of a Subsidiary into the Borrower or another Subsidiary or with the dissolution of a Subsidiary) or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

          7.12      Liabilities of Subsidiaries.  Notwithstanding any prior
                    ---------------------------
provision hereof which may indicate the contrary, permit a Subsidiary to have any liabilities except liabilities incurred in the ordinary course of business but not in connection with the borrowing of money, except for any guarantee of the obligations of the Borrower hereunder.

          7.13      Transactions with Affiliates.  Except for existing
                    ----------------------------
employment agreements and any stock options or warrants or except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any of its Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arms' length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate. "Affiliate" shall mean a Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or any of its Subsidiaries, (2) which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of the Borrower or any of its Subsidiaries, or (3) five (5%) percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          7.14  ERISA.  (a) Terminate any Plan so as to result in any
                -----
material liability of the Borrower to the PBGC, (b) engage in or permit any Person to engage in any Prohibited Transaction involving any Plan which would subject the Borrower or any of its Subsidiaries to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 202 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower to the PBGC by reason of termination of any Plan.

                                      (50)

          7.15  Change of Management.  Permit Arthur Nadata, Richard
                --------------------
Schuster and Irving Lubman at any time not to be active on a substantially full time basis in the affairs of the Borrower by maintaining the positions of President/Chief Operating Officer, Vice President/Secretary and Chairman of the Board, respectively, or their equivalents, provided that the failure of any one or two of such individuals to comply with this Section 7.15 shall not be deemed a violation of this Section 7.15.

                         SECTION 8.  EVENTS OF DEFAULT
                                     -----------------

          Upon the occurrence of any of the following events (each an "Event of Default"):

          (a) The Borrower shall fail to pay within five (5) days of the due date thereof any interest under or principal of the Revolving Credit Note; any other amount payable hereunder including, without limitation, amounts necessary to reimburse the Agent for a draw under a Letter of Credit or payment of an Acceptance Draft or the Borrower shall default under any other agreement, instrument or obligation made with or in favor of or owing to the Agent or a Bank (including any applicable grace period or notice requirement); provided, however, that the five-day grace period provided in this paragraph for payment of interest and principal under the Revolving Credit Notes and for reimbursement obligations with respect to Letters of Credit and Acceptance Drafts shall not affect the obligation of the Borrower to pay interest for such period at the rate in effect prior to maturity with respect to payments due under the Revolving Credit Notes and at the rates provided in Section 2.22 with respect to Letters of Credit and Acceptance Drafts; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any of its agreements set forth in Sections 5.11, 6 or 7 hereof; or

                                      (51)

          (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of ten (10) days after written notice thereof is given to the Borrower by the Agent; or

          (e) With respect to any indebtedness for borrowed money, which indebtedness is in an outstanding principal amount in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars (other than the Revolving Credit Notes), the Borrower or any Subsidiary shall (i) default in any payment of any such indebtedness beyond the grace period, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any event shall occur or condition exist, in each case the effect of which default or other event or condition is to entitle the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or

          (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or

                                      (52)
any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within twenty (20) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) Any of the following events occur or exist with respect to the Borrower or an ERISA Affiliate: (1) any Prohibited Transaction involving any Plan, (2) any Reportable Event shall occur with respect to any Plan, (3) a notice of intent to terminate any Plan shall be filed or the termination of any Plan, (4) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings, or (5) the complete or partial withdrawal from any Multiemployer Plan, and in each case above, such event or condition, together with all other events or conditions listed above, if any, would reasonably be expected to subject the Borrower or any Subsidiary of the Borrower to any tax, penalty, or other liability to a Plan, the PBGC or otherwise (or a combination thereof) which in the aggregate exceed or may exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars; or

          (h) The rendition by any court of a final judgment or judgments against the Borrower or any of its Subsidiaries which shall not be satisfactorily stayed, discharged, vacated or set aside within sixty (60) days of the making thereof; or the attachment of any property of the Borrower or any of its Subsidiaries which has not been released or provided for to the reasonable satisfaction of the Agent within sixty (60) days after the making thereof, which judgment or attachment is for an amount of $100,000 or more; or

          (i) A Loan Document shall cease to be in full force and effect, shall be declared null and void, a default shall occur thereunder or any party thereto shall assert that it has no further obligation to a Bank or the Agent thereunder (unless such party has

                                      (53)
been discharged from its obligation under such Loan Document by a Bank or the Agent in writing); or

          (j) Any representation or warranty made or deemed herein or in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made.

then, in any such event, any or all of the following actions shall be taken:
(i) the Agent with the written consent of the Banks may, and upon the written request of the Banks shall by notice of default to the Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and all obligations of the Banks to make Revolving Credit Loans, issue Letters of Credit or create Acceptance Drafts, shall immediately terminate; (ii) the Agent with the written consent of the Banks may, and upon the written request of the Banks shall, by notice of default to the Borrower, declare the entire amounts due under the Revolving Credit Notes (with accrued interest thereon) and all other amounts owing under this Agreement to be immediately due and payable; provided, however, that upon the happening of an event specified in subsection (f) of this Section 8, the obligation of the Banks to make further Revolving Credit Loans and the Agent to issue Letters of Credit and create Acceptance Drafts shall terminate and the Revolving Credit Notes shall be immediately due and payable without declaration or other notice to the Borrower. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                               SECTION 9.  AGENT
                                           -----

          In order to expedite the transactions contemplated by this Agreement, Mellon Bank, N.A. is hereby appointed to act as Agent on behalf of the Banks. Each of the Banks and each subse quent holder of any Revolving Credit Note or issuer of any Letter of Credit, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of

                                      (54)
its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Banks (or, if otherwise specifically required hereunder or thereunder, the consent of the Banks) or (b) in the absence of its or their own gross negligence or willful misconduct.

          The Agent is hereby expressly authorized on behalf of the Banks, without hereby limiting any implied authority, (a) to receive on behalf of each of the Banks any payment of principal of or interest on the Revolving Credit Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Bank its proper share of all payments so received, (b) to distribute to each Bank copies of all notices, agreements and other material as provided for in this Agreement or in the other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the other Loan Documents as are specifically delegated to the Agent.

          In the event that (a) the Borrower fails to pay when due the principal of or interest on any Revolving Credit Note, any amount payable under any Letter of Credit or Acceptance Draft, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Banks; and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Banks; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under any other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          The Agent shall not be responsible in any manner to any of the Banks for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Revolving Credit Notes or any of the other Loan Documents or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms,

                                      (55)
provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on a part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept in good faith any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely in good faith on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Banks hereunder.

          The Agent shall promptly give notice to the Banks of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Bank.

          Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank other than the Agent of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of their respective obligations hereunder or in connection herewith.

          The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

          The Agent and the Borrower may deem and treat the payee or most recent assignee pursuant to Section 10.3 hereof, as applicable, of any Revolving Credit Note as the holder thereof

                                      (56)
until written notice of transfer shall have been delivered as provided in
Section 10.3 hereof by such payee to the Agent and the Borrower.

          With respect to the Revolving Credit Loans made hereunder, the Revolving Credit Notes issued to it and any other extension of credit applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other Agreement executed in connection herewith as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent.

          Each Bank agrees (i) to reimburse the Agent in the amount of such Bank's pro rata share (based on its Revolving Credit Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Bank is a party. Each Bank

                                      (57)
also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in the New York metropolitan area having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Banks.


                           SECTION 10.  MISCELLANEOUS
                                        -------------

          10.1  Notices.  Notices, consents and other communications provided
                -------
for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

                                      (58)

          (a) if to the Borrower, any Guarantor or any of their respective subsidiaries at Nu Horizons Electronics Corp., 70 Maxess Road, Melville, New York 11747, Attn.: Mr. Paul Durando, Vice President/Finance with a copy to Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753, Attn: Nancy Lieberman, Esq.

          (b) if to the Agent, Mellon Bank, N.A., 701 Market Street, Philadelphia, Pennsylvania 19106, Attn.: Ms. Helen Goode, Vice President, with a copy to Mellon Bank, N.A., 165 EAB Plaza, West Tower - 6th Floor, Uniondale, New York 11556, Attn.: Mr. Jeffrey B. Carstens, Vice President; and

          (c) if to Key, at KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attn.: Ms. Marianne Meil
Vice President.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three (3) Business Days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt during normal business hours on any Business Day (or otherwise the next Business Day) if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this section 10.1 or in accordance with the latest unrevoked direction from such party.

          10.2  Survival of Agreement.  All covenants, agreements,
                ---------------------
representations and warranties made by the Borrower or any of its Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document, shall be considered to have been relied upon by the Banks and shall survive the making by the Banks of the Revolving Credit Loans and the execution and delivery to the Banks of the Revolving Credit Notes and occurrence of any other extension of credit and shall continue in full force and effect as long as the principal of or any accrued interest on the Revolving Credit Notes or any other fee or amount payable under the Revolving Credit Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as any Banks' Revolving Credit Commitment has not been terminated.

                                      (59)

           10.3  Successors and Assigns: Participations.
                 --------------------------------------

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf the Borrower, any Guarantor, any ERISA Affiliate, any Subsidiary of any thereof, the Agent or the Banks, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that the Agent and each Bank may at any time and from time to time assign or pledge or otherwise grant a security interest in any Revolving Credit Loan or any Revolving Credit Note or Acceptance Draft (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

          (b) Each Bank, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment) and the Revolving Credit Loans owing to it and undrawn Letters of Credit and Acceptance Drafts and the Revolving Credit Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10 (except to the extent that application of such Section 2.10 to such banks and entities would cause the Borrower to make duplicate payments thereunder) and Section 2.7 hereof, and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          (c) Each Bank may assign by novation as of the date of assignment, to any one or more banks or other entities with the consent of the Borrower (which consent shall be given in its sole discretion unless the Agent waives its additional fee for the assignment to such bank or banks in which case consent will not be unreasonably withheld) and the Agent (which consent will not be

                                      (60)
unreasonably withheld) (except that in the case of an assignment by a Bank to one of its Affiliates or to another Bank no such consent of the Agent shall be required), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Revolving Credit Loans and undrawn Letters of Credit and Acceptance Drafts at the time owing to it and the Revolving Credit Note held by it), provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, which shall include the same percentage interest in the Revolving Credit Loans, Letters of Credit, Acceptance Drafts and Revolving Credit Notes, (ii) the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $3,000,000 Revolving Credit Commitment of such Bank and
(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an assignment and acceptance in form and substance acceptable to the Agent (an "Assignment and Acceptance"), together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $2,500.00 payable by the assigning Bank. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the Bank which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto and thereto).

          (d) By executing and delivering an Assignment and Acceptance, the Bank which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other

                                      (61)
parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor or any Subsidiary of any thereof or the performance or observance by the Borrower, any Guarantor or any Subsidiary of any thereof of any of their respective obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, and the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (e) The Agent shall maintain at its address referred to in Section
10.1 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error or written notice to the contrary delivered in accordance with this Agreement, and the Borrower, the Agent and the Banks may treat each person whose name is so recorded in the Register as a Bank hereunder for all purposes of this

                                      (62)

Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Revolving Credit Note subject to such assignment and the written consent to such assignment, the Agent shall
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Revolving Credit Note to the order of such assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received from such Bank.

          (h) Nothing in this Section shall limit or restrict the ability of any Bank to sell, rediscount or otherwise dispose of any Acceptance Draft.

                                      (63)

          (i) The annual Agent's fee shall be payable in accordance with the provisions of Section 5.11 hereof.

           10.4  Expenses: Indemnity.
                 -------------------

          (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement, the Revolving Credit Notes and the other Loan Documents or with any amendments, modifications or waivers of the provisions hereof or thereof or incurred by the Agent or any of the Banks in connection with the enforcement, adjudication or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Revolving Credit Notes or Letters of Credit or Acceptance Drafts issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Banks. The Borrower further indemnifies the Banks from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Revolving Credit Notes.

          (b) The provisions of this Section 10.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Credit Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Bank. All amounts due under this Section 10.04 shall be payable on written demand therefor.

          10.5  Applicable Law.  THIS AGREEMENT AND THE REVOLVING CREDIT NOTES
                --------------
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          10.6  Right of Setoff.  If an Event of Default shall have occurred and
                ---------------
be continuing, upon the request of the Banks each Bank shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional

                                      (64)
or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Revolving Credit Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or the Revolving Credit Notes and although such obligations may be unmatured. Each Bank agrees to notify promptly the Agent and the Borrower and any applicable Guarantor after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Bank.

          10.7  Payments on Business Days.  Should the principal of or interest
                -------------------------
on the Revolving Credit Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

           10.8  Waivers; Amendments.
                 -------------------

          (a) No failure or delay of any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Revolving Credit Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Revolving Credit Notes shall be bound by any amendment,

                                      (65)
modification, waiver or consent authorized as provided herein, whether or not such Revolving Credit Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Agent and the Banks. Each Bank and holder of any Revolving Credit Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Revolving Credit Note shall be marked to make reference thereto, and any consent by any Bank or holder of a Revolving Credit Note pursuant to this Section shall bind any person subsequently acquiring a Revolving Credit Note from it, whether or not such Revolving Credit Note shall be so marked.

          10.9  Severability.  In the event any one or more of the provisions
                ------------
contained in this Agreement or in the Revolving Credit Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

           10.10  Entire Agreement; Waiver of Jury Trial, Etc.
                  -------------------------------------------

          (a) This Agreement, the Revolving Credit Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the transactions contemplated hereby is superseded by this Agreement, the Revolving Credit Notes and the other Loan Documents. Except as expressly provided in this Agreement, the Revolving Credit Notes or the other Loan Documents, nothing in this Agreement, the Revolving Credit Notes or in the other Loan Documents is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

          (b) THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO ANY OF THE

                                      (66)

LOAN DOCUMENTS OR THE ENFORCEMENT OF ANY OR ALL OF THE SAME. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO INTERPOSE A COUNTERCLAIM IN ANY ACTION OR PROCEEDING ON OR RELATED TO THIS AGREEMENT EXCEPT FOR MANDATORY COUNTERCLAIMS.

          (c) Each party hereto (i) certifies that no representative, agent or attorney of any Bank has represented, expressly or otherwise, that such Bank would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Revolving Credit Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

          10.11  Confidentiality.  The Agent and the Banks agree to keep
                 ---------------
confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Bank (the "Information"). Notwithstanding the foregoing, the Agent and each Bank shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents, attorneys and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information
(A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Bank on a non-confidential basis from a source other than the Borrower, any Guarantor or any of their respective subsidiaries or (C) was available to the Agent or such Bank on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower, any Guarantor or any of their respective subsidiaries; (iv) to the extent the Borrower, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any collateral pursuant to the provisions of any of the other Loan Documents; or
(vi) pursuant to subsection 10.3(g) hereof.

           10.12  Submission to Jurisdiction.
                  --------------------------

                                      (67)

          (a) Any legal action or proceeding with respect to this Agreement or the Revolving Credit Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

          (b) The Borrower and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (c) The Borrower and each of the Guarantors hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 10.1 hereof.

          (d) Nothing herein shall affect the right of the Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

          10.13  Further Assurances.  The Borrower agrees at any time and from
                 ------------------
time to time at its expense, upon request of the Bank, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action as the Bank may reasonably deem desirable in obtaining the full benefits of the Loan Documents.

          10.14.  Counterparts.  This Agreement each of the other Loan Documents
                  ------------
may be executed in counterparts of the entire document, or of signature pages to the document, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies which, when taken together, bear the signatures of each of

                                      (68)
the parties hereto or thereto shall be delivered to the Agent and the Borrower.

          10.15.  Headings.  Article and Section headings and the Table of
                  --------
Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                                      (69)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    Borrower:
                                    ---------

                                    NU HORIZONS ELECTRONICS CORP.


                                    By:__________________________
                                       Paul Durando
                                       Vice President/Finance

                                    Agent:
                                    ------

                                    MELLON BANK, N.A., as Agent


                                    By:___________________________
                                       Paul A. Briggs
                                       Senior Vice President

                                    Banks:
                                    ------

                                    MELLON BANK, N.A.


                                    By:___________________________
                                       Paul A. Briggs
                                       Senior Vice President

                                    KEYBANK NATIONAL ASSOCIATION


                                    By:___________________________
                                       Marianne Meil
                                       Vice President

                                      (70)

STATE OF NEW YORK)
                 :ss.:
COUNTY OF NASSAU )

     On the 23rd day of May, 1997, before me personally came PAUL DURANDO, to me known, who, being by me duly sworn, did depose and say that he resides at c/o 70 Maxess Road, Melville, New York; that he is the Vice President/Finance of NU HORIZONS ELECTRONICS CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                    ---------------------------
                                    Notary Public

                                      (71)

STATE OF PENNSYLVANIA )
                  :ss.:
COUNTY OF            )

          On the ____ day of May, 1997, before me personally came Paul A. Briggs, to me known, who, being by me duly sworn, did depose and say that he resides at c/o 2 Mellon Bank Center, Room 0270, Pittsburgh, Pennsylvania; that he is a Senior Vice President of MELLON BANK, N.A., the banking institution described in and which executed the foregoing document and that he signed his name thereto by authority of such banking institution.

                                    ____________________________
                                    Notary Public

                                      (72)

STATE OF OHIO              )
                        :ss.:
COUNTY OF                  )

          On the ____ day of May, 1997, before me personally came Marianne Meil, to me known, who, being by me duly sworn, did depose and say that she resides at c/o 127 Public Square, Cleveland, Ohio; that she is a Vice President of KEYBANK NATIONAL ASSOCIATION , the banking institution described in and which executed the foregoing document and that she signed her name thereto by authority of such banking institution.

                                    ____________________________
                                    Notary Public

                                      (73)

                                   SCHEDULE I
                                   ----------

                   REVOLVING CREDIT COMMITMENTS (SECTION 2.1)
                   ------------------------------------------

                                                     Percentage of
                                   Revolving             Total
                                     Credit        Revolving Credit
Bank                              Commitment          Commitment
----                              ----------       ----------------
Mellon Bank, N.A.                 $24,500,000        70%


KeyBank National Association      $10,500,000        30%







                              (Schedule I/Page 1)

                               Liens (Section 7.2)
                              --------------------

                   NU HORIZONS ELECTRONICS CORP.  UCC FILINGS
                   ------------------------------------------

      Jurisdiction                     Secured Party                   Filing Number       Filing Date   Description of Collateral
------------------------  ---------------------------------------  ----------------------  ------------  -------------------------
Suffolk County, NY        The CIT Group/Equipment Financing, Inc.  92-10767                6/25/92       computer equipment

Suffolk County, NY        The CIT Group/Equipment Financing, Inc.  92-13366 (Amendment     8/06/92       computer equipment
                                                                     to 92-10767)

Suffolk County, NY        Deutsche Credit Corporation              92-11844                7/13/92       computer equipment

Secretary of State, NY    The CIT Group/Equipment Financing, Inc.  133062                  6/25/92       computer equipment

Secretary of State, NY    Deutsche Credit Corporation              155898                  7/24/92       computer equipment

Secretary of State, NY    Metlife Capital Corporation              237730                  11/21/94      computer equipment

Secretary of State, NY    Metife Capital Corporation               253875(Amendment to     12/14/94      computer equipment
                                                                   237730)

Dallas County, TX         Petula Associates, Ltd.                  003549                  4/22/97       inventory, equipment

Secretary of State, MA    Deutsch Credit Corporation               104657                  7/23/92       computer equipment

Secretary of State, MA    The CIT Group/Equipment Financing, Inc.  105152                  7/27/92       computer equipment

Secretary of State, CA    Integrated Circuit Systems Inc.          9524360152              8/30/95       inventory

Secretary of State, TX    [BLANK]                                  9400083292              4/28/94       property

                              (Schedule I/Page 2)

                   NU VISIONS MANUFACTURING INC. UCC FILINGS
                   -----------------------------------------

Jurisdiction                          Secured Party             Filing Number                 Filing Date  Description of Collateral

---------------------------  --------------------------------   -------------                 -----------  -------------------------


Secretary of State, MA       The CIT Group/Equipment                   099795                     6/25/92  computer equipment
                             Financing, Inc.

Secretary of State, MA       Deutsche Credit Corporation               101824                     7/07/92  computer equipment

Secretary of State, MA       Metlife Capital Corporation               129000                    12/07/92  solder machine

Secretary of State, MA       Metlife Capital Corporation               129080                    12/07/92  machinery

Springfield City Clerk, MA   Amplicon, Inc.                            101655                     7/10/92  computer equipment

Springfield City Clerk, MA   Amplicon,Inc.                             101655  (Amendment to      7/24/92  computer equipment
                                                                       101655)

Springfield City Clerk, MA   Nu Horizons Electronics                   101878                     9/09/92  computer equipment

Springficld City Clerk, MA   Metlife Capital Corp.                     102145                     12/09/92  equipment

Springfield City Clerk, MA   Metlife Capital Corp.                     102146                     12/09/92  solder machine


                              (Schedule I/Page 3)

                                   EXHIBIT A
                             REVOLVING CREDIT NOTE
                             ---------------------

[$24,500,000][$10,500,000]       [Philadelphia, Pennsylvania][Cleveland, Ohio]
                                                As of ___________, 1997

     FOR VALUE RECEIVED, NU HORIZONS ELECTRONICS CORP., (the "Borrower") promises to pay to the order of [MELLON BANK, N.A.][KEYBANK NATIONAL ASSOCIATION] (the "Bank") on the Termination Date, at the office of the Bank specified in Section 10.1 of the Loan Agreement, dated as of ________________, 1997 among the Borrower, the Bank and [Mellon Bank, N.A.][KeyBank National Association] (as amended from time to time, the "Agreement"; terms defined in the Agreement shall have their defined meanings when used in the Note), in lawful money of the United States of America and in immediately available funds the principal amount of [TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 ($24,500,000) DOLLARS][TEN MILLION FIVE HUNDRED THOUSAND AND 00/100 ($10,500,000) DOLLARS] or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at such rates, and payable at such times, as are specified in the Agreement. All Revolving Credit Loans made by the Bank pursuant to Section 2.1 of the Agreement and all payments of principal thereon shall be endorsed by the holder of this Note on the schedule annexed hereto, which holder may add additional pages to such schedule. The aggregate net unpaid amount of Revolving Credit Loans set forth in such schedule shall be presumed to be the principal balance hereof. After the stated or any accelerated maturity hereof, this Note shall bear interest at such rates as are specified in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

     This Note is one of the Revolving Credit Notes referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

     This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                    NU HORIZONS ELECTRONICS CORP.


                                    By:______________________
                                       Paul Durando
                                       Vice President-Finance



STATE OF NEW YORK)
                 :ss.:
COUNTY OF              )

     On the ____ day of _________, 1997, before me personally came PAUL DURANDO, to me known, who, being by me duly sworn, did depose and say that he resides at c/o 70 Maxess Road, Melville, New York; that he is the Vice President-Finance of NU HORIZONS ELECTRONICS CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                            ---------------------------
                                            Notary Public

          SCHEDULE OF REVOLVING CREDIT LOANS AND PAYMENTS OF PRINCIPAL
                            TO REVOLVING CREDIT NOTE
                    DATED AS OF ______________________, 1997

                         NU HORIZONS ELECTRONICS CORP.

                                       TO

               [MELLON BANK, N.A.][KEYBANK NATIONAL ASSOCIATION]

--------------------------------------------------------------------------------

                    Amount                            Balance
                    and Type Interest    Principal    Remaining       Notation
Date      Borrower  of Loan  Period    Paid    Unpaid          Made By
----      --------  -------  ------    ----    ------          -------

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                   EXHIBIT B
                                   ---------
                       FORM OF ASSIGNMENT AND ACCEPTANCE

                                    Dated: _________, 199_

Reference is made to the Loan Agreement, dated as of ______ __, 1997 (as amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement"), among NU HORIZONS ELECTRONICS CORP. (the "Borrower"), MELLON BANK, N.A. and KEYBANK NATIONAL ASSOCIATION (collectively, the "Banks") and MELLON BANK, N.A., as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

______________________________ (the "Assignor") and
______________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, ____% interest in and to all the Assignor's rights and obligations under the Loan Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Credit Commitment of the Assignor on the Effective Date and/or such percentage interest in the Revolving Credit Loans owing to the Assignor outstanding on the Effective Date and/or such percentage interest in the Letters of Credit and Acceptance Drafts outstanding on the Effective Date, together with such percentage interest in all unpaid interest and commitment fees accrued to the Effective Date and such percentage interest in the Revolving Credit Note held by the Assignor).

     2. The Assignor (i) represents that as of the date hereof, its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $___________, the outstanding balance of its Revolving Credit Loans (unreduced by any assignments thereof which have not yet become effective) is $___________, and the amount of its participation in Letters of Credit and Acceptance Drafts (unreduced by any assignments thereof which have not yet become effective) that have been issued and remain undrawn is $___________, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of the Loan Agreement or any other Loan Documents or any other instrument or document furnished pursuant to any thereof, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor, or the performance or observance by the Borrower or any Guarantor, of its obligations under the Loan Agreement or any other Loan Documents or any other instrument or document furnished pursuant to any thereof; and (iv) attaches the Revolving Credit Note referred to in paragraph 1 above and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note [payable to Assignee] [payable to Assignor] in principal amounts equal to _______ and _______, respectively.

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and the other documents executed and delivered in connection therewith; (ii) confirms that it has received a copy of the Loan Agreement and the other Loan Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank; and (vi) agrees that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis). [; and (vii) attaches the forms prescribed by the Internal Revenue

                              (Exhibit B/Page 9)

Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.]/1/

     4. The effective date for this Assignment and Acceptance shall be __________________ (the "Effective Date")./2/ Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5.   Upon such acceptance and recording, from and after the Effective Date,
(i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7 . THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                                    [NAME OF ASSIGNOR]

                                    By:______________________

---------------

/1/ If the Assignee is organized under the laws of a jurisdiction outside the United States.

/2/ See Section 10.3. Such date shall be at least five Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.


                              (Exhibit B/Page 10)

                                       Name/Title

                                    [NAME OF ASSIGNEE]


                                    By:______________________
                                       Name/Title

Accepted this ____ day
of _________________, 19__

MELLON BANK, N.A., as Agent


By:______________________
   Name/Title




(Exhibit B/Page 11)